UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2007

Grant Life Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-50133	82-0490737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1787 East Ft. Union Blvd., Suite 202 Salt Lake City, Utah		84121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(801) 733-0878

Copies to:
Gregory Sichenzia, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 17, 2007, Grant Life Sciences, Inc. (the “Company”) determined that in the Form 10-KSB for the year ended December 31, 2006, it (a) incorrectly failed to apply EITF 00-19 to its warrants that were outstanding as of June 2005 and (2) used a method to value the derivatives arising from its outstanding convertible notes that may not have met the “fair value” criteria required by Statement of Financial Accounting Standards No. 133. These matters came to the attention of the Company’s new Chief Financial Officer, who joined the Company April 9, 2007, while he was preparing to file the Company’s Form 10-QSB for the first quarter of 2007.

The Chief Financial Officer of the Company brought the foregoing to the attention of Singer Lewak Greenbaum & Goldstein LLP (“SLGG’), the Company’s predecessor independent registered public accounting firm, and to Tanner LC, the Company’s current independent registered public accounting firm, and both firms agreed with the need to restate the financial information as of December 31, 2006 and 2005, and for the years ended December 31, 2006 and 2005, included within the Company’s Form 10-KSB for the year ended December 31, 2006. SLGG indicated that it intended to provide the Company with a letter withdrawing its opinion on the Company’s 2006 and 2005 financial statements, though such letter has not yet been received by the Company. The audit committee of the Company’s Board of Directors has also concurred that a restatement of this financial information is required.

Based on the foregoing, the Company’s previously issued financial statements for 2006 and 2005 should not be relied upon. Further, filing of the Company’s Form 10-QSB for the first quarter of 2007 will be delayed pending completion of the aforementioned restatement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grant Life Sciences, Inc.

Date: May 25, 2007	By:	/s/ Doyle R. Judd
Name: Doyle R. Judd
Title: Chief Financial Officer